Exhibit 99.1

American Resources Corporation Succeeds in Achieving Greater Than 99.5% Purity of Lithium, Cobalt and Nickel from Recycled Electric Vehicle Batteries

Recycled critical elements were sourced from NMC batteries used in EV manufacturing

End-of-life lithium-ion battery marketplace expected to grow at 19% CAGR through 2030

October 4, 2021 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / October 4, 2021 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of raw materials to the new infrastructure and electrification marketplace, today announced that, in conjunction with its sponsored research partnership with Purdue University, it has successfully achieved a high purity of lithium, nickel and cobalt from recycled NMC batteries sourced from the manufacturing process of electric vehicles. The Company utilized its displacement chromatography technology to achieve the results from its exclusive licensed and patented technology.

Mark Jensen, CEO of American Resources Corporation commented, “Earlier this year we showcased our ability to produce a very high purity of the rare earth metal neodymium from recycled rare earth magnets and now with these results, we have showcased how we can effectively and economically isolate lithium, nickel and cobalt to be recycled for new battery production. Our technology is unique in that it utilizes a cost-effective solution for the final stage of recycling battery metals all the way to the end isolated metals. The solution is built through multiple stages in a closed loop system to recover the elements and any other high value metals. The costs are incurred to isolate the high value metal first than subsequently recover the lower value metals with minimal additional operating costs throughout the system.”

With growing attention on the fragile supplies of the battery metals cobalt and lithium, the Company is primarily focused on the isolation and purification of both from recycled batteries and/or black mass produced by third parties, and will also isolate and purify nickel and manganese in the same process. Over 60% of the world’s cobalt is produced out of the Democratic Republic of Congo (“DRC”). DRC has been a leading producer of cobalt for several years, however cobalt mining in the country has also been linked to human rights issues. There are an estimated 7 million metric tons of cobalt reserves in the world with over half based in the DRC. The current market price for cobalt per metric ton is over $50,000.

Lithium, given its historic price, has typically not been recovered in the recycling process of lithium-ion batteries. However, with the projected growth of electric vehicle manufacturing and larger-scale battery storage, the demand for lithium is expected to double over the next three years and increase tenfold over the next decade. Even though supply growth for lithium is expected to nearly triple by 2025 to approximately 1.5 million metric tons per annum, it is widely believed that demand will largely outweigh projected supply with global reserves estimated at only 80 million tons. Chromatography is unique in that it’s an efficient continuous closed loop, column-based system that is able to operate at multiple stages and recover high value components, then subsequently isolate and recover the supplemental products with minimal increase in costs. The current market price for lithium carbonate per metric ton is approximately $25,000.

“The social and environmental benefits of our rare earth and critical element recycling segment of our business might be the most exciting component for our Company. Not only are we addressing domestic supply chain issues but we are also reducing the need for the mining of these new elements from environmentally and socially hazardous regions of the world. We believe a sustainable and circular economy will reduce costs of feedstocks for our future customer base while also protecting the environment in the process. We are very thankful for the efforts of our Purdue technology team on this project, Professor Linda Wang, Yi Ding and Gabriel Perez Schuster,” continued Mr. Jensen. “What is unique about our rare earth and critical element division is that we focus on recycling end-of-life products. As the demand and utilization of electric vehicles and windmills, etc. continue to increase, so does our “mine life” or access to feedstocks. Essentially our reserve base increases year over year as the market continues to grow. It is our believe that bringing practical, real-life solutions to the table will bolster a more resilient domestic supply chain for these increasingly, critical raw materials and help secure our energy independence. Chromatography and our technology team is a game changer!”

Under its recently expanded sponsored research program with Purdue University, the Company is refining and further advancing its critical and rare earth element purification technology for various feedstocks which include recycled waste permanent magnets, waste lithium-ion batteries and coal waste, fly ash and byproducts using displacement separation and ligand assisted displacement chromatography. Additionally, the Company has previously announced site selection for its first rare earth and critical element recycling facility in Noblesville, IN which is being developed as a scalable commercial facility.

American Resources continues to focus on running efficient streamlined operations in being a new-aged supplier of raw materials to the infrastructure and electrification marketplace in the most sustainable of ways, while also helping the world achieve its goals of carbon neutrality. By operating with low or no legacy costs and having one of the largest and most innovative growth pipelines in the industry, American Resources Corporation works to maximize value for its investors by positioning its large asset base to best fit a new-aged economy, while being able to scale its operations to meet the growth of the markets it serves.

About American Resources Corporation
American Resources Corporation is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact
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Investor Contact:
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Jenene Thomas
833-475-8247
arec@jtcir.com

RedChip Companies Inc.
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Company Contact:
Mark LaVerghetta
Vice President of Corporate Finance and Communications
317-855-9926 ext. 0
investor@americanresourcescorp.com